EXHIBIT 5.1
September 26, 2002

AMERICAN SPORTS DEVELOPMENT GROUP, INC.
155 Verdin Road.
Greenville, South Carolina 29607
Attention: William R. Fairbanks, President

         Re:  Legal Opinion for S-8 Registration Statement

Gentlemen:

         At your request, I have examined the Registration Statement which AMERICAN SPORTS DEVELOPMENT GROUP, INC. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 54,098 shares (the " Shares") of the Company's Common Stock (the "Common Stock") issuable pursuant to satisfaction of conditions set forth in the Independent Contractor / Consulting Agreement, dated August 27, 2002 by and between the Company and the undersigned (the "Consulting Agreement").

         In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

         1. Certificate of Incorporation of the Company, as amended to date;

         2.       Bylaws of the Company, as amended to date;

         3. Resolutions adopted by the Board of Directors of the Company authorizing entry into the Consultant Agreement;

         4.       The Registration Statement;

         5.       The Consulting Agreement.

         I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) The Shares when issued, will be duly and validly authorized, legally issued, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties is required for a valid authorization, issuance and delivery of the Shares.

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         I express no opinion as to compliance with the securities or "blue sky"
laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Delaware and United States law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

         By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

         The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

   /s/  Warren J. Soloski
     Warren J. Soloski